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                                                                    EXHIBIT 23.3

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Los Angeles, California

February 11, 2000